Exhibit 99.1
INDEX TO FINANCIAL STATEMENTS

Accountant’s Letter dated November 23, 2010

Unaudited Consolidated Balance Sheets for the six months ended June 30, 2010 and December 31, 2009

Unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2010 and 2009

Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the six months ended June 30, 2010

Unaudited Condensed Interim Consolidated Statements of Cash Flows for the six months ended June 30, 2010

S. BARRIE GODOWN

Certified Public Accountant, P.A.

November 23, 2010
The Board of Directors
Consulier Engineering, Inc.
Jupiter, FL 33477
We have compiled the accompanying Consolidated Balance Sheets at June 30, 2010 and December 31, 2009, the Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2010 and 2009, the Condensed Consolidated Statement of Stockholders’ Equity for the six months ended June 30, 2010, and the Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2010 and 2009, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.
A compilation is limited to presenting in the form of Financial Statements information that is the representation of management. We have not audited or reviewed the accompanying Financial Statements and, accordingly, do not express an opinion or any other form of assurance on them.
Management has elected to omit substantially all of the disclosures ordinarily included in Financial Statements prepared on the income tax basis of accounting. If the omitted disclosures were included in the Financial Statements, they might influence the user’s conclusions about the company’s assets, liabilities, equity, revenues and expenses. Accordingly, these Financial Statements are not designed for those who are not informed about such matters.
We are not independent with respect to Consulier Engineering, Inc.
/s/ S. Barrie Godown
S. Barrie Godown, C.P.A., P.A.
1061 E. INDIANTOWN ROAD / SUITE 104 / JUPITER, FLORIDA 33477 / 561-746-0999

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$711,985	$406,950
Receivables	1,403,714	1,385,140
Inventories	100,209	83,490
Deferred Implementation Costs	2,832,045	2,635,871
Other Current Assets	201,569	465,091
Deferred Income Taxes	269,253	291,281

Total Current Assets	5,518,775	5,267,823
PROPERTY AND EQUIPMENT, Net	1,042,353	1,043,435
CAPITALIZED SOFTWARE DEVELOPMENT COSTS	—	—
PARTNERSHIP AND LIMITED LIABILITY COMPANIES — INVESTMENTS	3,000,820	2,615,519
DEFERRED INCOME TAXES	273,957	417,917
INTANGIBLE ASSETS	—	—
OTHER ASSETS	50,898	50,898

TOTAL ASSETS	$9,886,803	$9,395,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	$1,696,315	1,540,183
Unearned Revenue	1,744,706	1,408,446

Total Current Liabilities	3,441,021	2,948,629

NOTES PAYABLE — RELATED PARTY	813,252	774,065
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common Stock $.01 Par Value:
Authorized 25,000,000 Shares; Issued 5,485,122 Shares	54,851	54,851
Additional Paid-in Capital	4,117,221	4,117,221
Accumulated Deficit	(1,288,478)	(970,918)

	2,883,594	3,201,154
Less:
Treasury Stock, Cost - 190,374 and 190374 Shares in 2010 and 2009, respectively	(589,027)	(589,027)
Notes Receivable for Common Stock	(6,651)	(6,651)

Total Stockholders’ Equity	2,287,916	2,605,476

Noncontrolling intereest	3,344,614	3,067,422

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$9,886,803	$9,395,592

See Accountant’s Compilation Letter

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2010	2009	2010	2009
Revenue:
Software Licensing Fees	$946,265	$915,881	$1,557,405	$2,048,740
Other Revenue	1,698	7,601	3,396	9,879

Total Revenue	947,963	923,482	1,560,801	2,058,619

Operating Costs and Expenses:
Cost of Revenue	87,911	89,263	152,689	338,678
Payroll and Related Expense	1,301,051	1,201,523	2,444,733	1,995,762
Selling, General and Administrative	312,197	737,789	1,016,817	1,332,914
Professional Services	163,508	134,176	375,595	273,213
Depreciation and Amortization	29,124	164,255	58,248	332,792

Total Operating Costs and Expenses	1,893,791	2,327,006	4,048,082	4,273,359

Operating Loss	(945,828)	(1,403,524)	(2,487,281)	(2,214,740)

Other Income (Expense):
Investment Income — Related Parties	53,441	183,962	62,655	646,473
Interest Expense	(19,585)	(18,474)	(38,739)	(38,322)
Net Undistributed Income of Equity Investees	203,155	286,663	358,089	312,945
Other Income	24,175	48,272	46,446	85,410

Total Other Income (Expense)	261,186	500,423	428,451	1,006,506

Loss Before Income Taxes	(684,642)	(903,101)	(2,058,830)	(1,208,234)

Benefit from (provision for) Income Taxes	(176,330)	(81,434)	(237,038)	9,563

Net Loss	(860,972)	(984,535)	(2,295,868)	(1,198,671)

Less: Net (loss) attributable to noncontrolling interest	(461,803)	(1,208,032)	(1,978,308)	(1,268,871)

Net Income (Loss) attributed to Consulier Engineering, Inc.	$(399,169)	$223,497	$(317,560)	$70,200

Earnings (Loss) Per Share — Basic and Diluted	$(0.07)	$0.04	$(0.06)	$0.01

See Accountant’s Compilation Letter

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
SIX MONTHS ENDED JUNE 30, 2010
(UNAUDITED)

							Notes
						Retained	Receivable
					Additional	Earnings	for	Total
	Common Stock		Treasury Stock		Paid-in	(Accumulated	Common	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit)	Stock	Equity
Balance, December 31, 2009	5,485,122	$54,851	190,374	$(589,027)	$4,117,221	$(970,918)	$(6,651)	$2,605,476

Net Income attributed to Consulier Engineering, Inc.						(317,560)		(317,560)

Balance June 30, 2010	5,485,122	$54,851	190,374	$(589,027)	$4,117,221	$(1,288,478)	$(6,651)	$2,287,916

See Accountant’s Compilation Letter

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	SIX MONTHS ENDED
	JUNE 30,
	2010	2009

Cash Flow (Used in) Operating Activities	$143,863	$(2,487,675)

Investing Activities:
Distributions from Partnership Interest	62,655	1,228,598
Net Acquisition of Property and Equipment	59,330

Net Cash Provided by Investing Activities	121,985	1,228,598

Financing Activities:

Proceeds from Noncontrolling Interest in ST, LLC		1,546,000
(Decrease) Increase in Related Party Payables	39,187	(201,992)
Repayment of Notes Payable Related Party		(232,182)

Net Cash Provided by (Used in) Financing Activities	39,187	1,111,826

Increase (Decrease) in Cash and Cash Equivalents	305,035	(147,251)

Cash and Cash Equivalents — Beginning of Period	406,950	270,192

Cash and Cash Equivalents — End of Period	$711,985	$122,941

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid for Interest	$—	$63,440

See Accountant’s Compilation Letter